UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2017

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Ave. No., Oakdale, Minnesota	55128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

KBS Loan Amendment

On December 22, 2017, ATRM Holdings, Inc. (the “Company”) entered into a Sixth Agreement of Amendment to Loan and Security Agreement (the “KBS Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of February 23, 2016 (as amended, the “KBS Loan Agreement”), by and among the Company, KBS Builders, Inc., a wholly-owned subsidiary of the Company (“KBS”), and Gerber Finance Inc. (“Gerber Finance”), providing KBS with a credit facility based on a formula tied to certain eligible assets of KBS. The KBS Loan Amendment amended the KBS Loan Agreement to expand the borrowing base, extend the availability of permitted overadvances under certain circumstances, and make certain other changes.

In connection with the KBS Loan Amendment, Jeffrey E. Eberwein, a director of the Company, executed a guaranty dated November 20, 2017 in favor of Gerber Finance unconditionally guaranteeing up to $500,000 of KBS’s obligations under the KBS Loan Agreement arising from certain permitted overadvances.

EBGL Acquisition Loan Amendment

On December 22, 2017, the Company entered into a Fourth Agreement of Amendment to Loan and Security Agreement (the “EBGL Acquisition Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of October 4, 2016 (as amended, the “EBGL Acquisition Loan Agreement”), by and among EdgeBuilder, Inc. and Glenbrook Building Supply, Inc., wholly-owned subsidiaries of the Company, the Company, KBS and Gerber Finance, providing for a loan in connection with the Company’s acquisition of its EBGL business. The EBGL Acquisition Loan Amendment amended the EBGL Acquisition Loan Agreement to reflect certain changes made to the KBS Loan Agreement under the KBS Loan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: December 29, 2017	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer